Exhibit 10.49
SECOND AMENDMENT
TO THE
EMPLOYMENT AND NON-COMPETITION AGREEMENT

The Sheridan Group, Inc. (the "Employer") and Douglas R. Ehmann (the "Employee") wish to amend the Employee's Employment and Non-Competition Agreement dated April 1, 2007 (the "Agreement") to (i) bring the Agreement into compliance with the requirements of Internal Revenue Code section 409A and the Treasury Regulations and other authoritative guidance issued under that section, pursuant to IRS Notice 2010-6, and (ii) provide additional severance benefits.

Accordingly, the Agreement is amended as follows:

1.  Effective September 1, 2010, a new item (E) is added to Section 6(e)(i) to read as follows:

"and (E) payment of reasonable expenses related to career transition services (outplacement) with a mutually agreed upon provider, in accordance with the Employer's outplacement schedule of benefits."

2.  Effective September 1, 2010, paragraph (ii) of Section 6(e) is amended in its entirety to read as follows:

"(ii) The Employer shall not reduce the amount payable under the provisions of Section 6(e)(i)  if the Employee accepts other employment during the Severance Period."

3.  Effective April 1, 2007, Section 10(g) – Arbitration of Disputes – is amended by deleting the sentence that was added to the end of that Section by Amendment No. 1 and by replacing it in its entirety with the following new language:

"The Employee's right to reimbursement of expenses by the Employer under this Section is available to the Employee during the Employee's lifetime.  The amount of expenses eligible for reimbursement during one calendar year shall not affect the expenses eligible for reimbursement in any other calendar year. Any reimbursement of an eligible expense shall be made to the Employee by the last day of the calendar year following the calendar year in which the expense was incurred."

4.  Effective April 1, 2007, Section 10(i) – Governing Law – is amended by adding the following new sentence to the end of that Section:

"To the extent Code section 409A applies, the terms of this Agreement shall be interpreted as necessary to comply with the requirements of Code section 409A."

In all other respects, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed, effective as specified herein.

ATTEST/WITNESS:		THE SHERIDAN GROUP, INC.

	/s/ Dale A. Tepp		/s/ John A. Saxton

Print Name:	Dale A. Tepp	Print Name:	John A. Saxton

		Date:	August 31, 2010

	/s/ Dale A. Tepp	/s/ Douglas R. Ehmann
Douglas R. Ehmann
Print Name:	Dale A. Tepp
		Date:	August 31, 2010